EXHIBIT 31.1

CERTIFICATION

I, Andrew A. Wiederhorn, Chief Executive Officer of FAT Brands Inc. certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of FAT Brands Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2020

/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer